        THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

                          SHERRITT COAL PROXY CIRCULAR

                  SOLICITATION OF PROXIES BY AND ON BEHALF OF

                          SHERRITT COAL PARTNERSHIP II

                1546261 ONTARIO LIMITED, 1448972 ONTARIO LIMITED
                       SHERRITT INTERNATIONAL CORPORATION
                    ONTARIO TEACHERS' PENSION PLAN BOARD AND
                         SHERRITT COAL ACQUISITION INC.

              FOR THE SPECIAL MEETING OF HOLDERS OF COMMON SHARES
                    AND OPTIONS TO PURCHASE COMMON SHARES OF

                                  FORDING INC.

                SCHEDULED TO BE HELD ON FRIDAY, JANUARY 3, 2003

                                   [GRAPHIC]

                                RECOMMENDATION TO
                                  VOTE AGAINST
                FORDING MANAGEMENT'S PROPOSED PLAN OF ARRANGEMENT

THIS SHERRITT COAL PROXY CIRCULAR SOLICITS PROXIES (YELLOW PROXIES FOR SHAREHOLDERS AND WHITE PROXIES FOR OPTIONHOLDERS) AGAINST THE RESOLUTIONS PROPOSED BY THE MANAGEMENT OF FORDING INC. RESPECTING AN ARRANGEMENT UNDER
SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT TO REORGANIZE FORDING INC. AND CERTAIN OF ITS SUBSIDIARIES INTO AN INCOME TRUST WITH THE PARTICIPATION OF TECK COMINCO LIMITED AND WESTSHORE TERMINALS INCOME FUND. PLEASE FOLLOW THE INSTRUCTIONS SET FORTH UNDER "APPOINTMENT OF PROXIES" IN THIS SHERRITT COAL PROXY CIRCULAR WITH RESPECT TO DEPOSITING YOUR PROXY.

YOU MAY OPPOSE FORDING'S PROPOSED RESOLUTIONS EVEN IF YOU HAVE PREVIOUSLY DEPOSITED A PROXY OR GIVEN VOTING INSTRUCTIONS IN SUPPORT OF THEM. IF YOU WERE A SHAREHOLDER OF FORDING ON NOVEMBER 19, 2002, THE RECORD DATE FOR THE SPECIAL MEETING, YOU MAY RETURN A PROXY SOLICITED BY THE SHERRITT COAL GROUP EVEN IF YOU HAVE ALREADY DEPOSITED OR INTEND TO DEPOSIT YOUR COMMON SHARES OF FORDING TO THE TAKE-OVER BID BY SHERRITT COAL ACQUISITION INC.

--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR FORDING SHARES OR
                                FORDING OPTIONS,
PLEASE CALL INNISFREE M&A INCORPORATED. SHAREHOLDERS AND OPTIONHOLDERS CALL TOLL
                              FREE: 1-877-750-5837
 (ENGLISH SPEAKERS) OR 1-877-750-9499 (FRENCH SPEAKERS). BANKS AND BROKERS CALL
                            COLLECT: (212) 750-5833.

                               December 12, 2002

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
SHERRITT COAL PROXY CIRCULAR................................      1

REASONS FOR AND PURPOSE OF THIS SOLICITATION................      2

INFORMATION ABOUT THE SHERRITT COAL GROUP...................      3
  About Sherritt Coal Partnership II, 1546261 Ontario
    Limited and 1448972 Ontario Limited.....................      3
  About Sherritt International Corporation..................      3
  About Ontario Teachers' Pension Plan Board................      3
  About Sherritt Coal Acquisition Inc.......................      4

GENERAL PROXY INFORMATION...................................      4
  Appointment of Proxies....................................      4
  Revocation of Proxies.....................................      6
  Voting of Fording Shares and Fording Options Represented
    by Proxy................................................      6
  Non-Registered (Beneficial) Holders of Fording Shares.....      6
  Solicitation of Proxies...................................      7

OUTSTANDING FORDING SHARES AND OPTIONS; PRINCIPAL HOLDERS...      7
  Fording Shares and Options Outstanding....................      7
  Principal Holders.........................................      8
  Shareholders and Optionholders Entitled to Vote...........      8

EXECUTIVE COMPENSATION, INDEBTEDNESS AND MANAGEMENT
  CONTRACTS.................................................      8

INTEREST IN MATERIAL TRANSACTIONS...........................      8

OTHER INFORMATION CONCERNING THE SHERRITT COAL GROUP........      9

INFORMATION CONTAINED IN THIS CIRCULAR......................      9

SCHEDULE "A" -- ADDITIONAL INFORMATION ABOUT THE SHERRITT
  COAL GROUP................................................    A-1

STATEMENT...................................................    A-8

CERTIFICATE.................................................    A-9

--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR FORDING SHARES OR
                                FORDING OPTIONS,
PLEASE CALL INNISFREE M&A INCORPORATED. SHAREHOLDERS AND OPTIONHOLDERS CALL TOLL
                              FREE: 1-877-750-5837
 (ENGLISH SPEAKERS) OR 1-877-750-9499 (FRENCH SPEAKERS). BANKS AND BROKERS CALL
                            COLLECT: (212) 750-5833.

                          SHERRITT COAL PROXY CIRCULAR

    You recently received a management information circular dated November 20, 2002 and a supplement dated December 8, 2002 (collectively the "Fording Circular") from the management of Fording Inc. ("Fording") soliciting proxies in support of a special resolution (the "Amended Arrangement Resolution") to reorganize Fording and certain of its subsidiaries into an income trust with the participation of Teck Cominco Limited ("Teck") and Westshore Terminals Income Fund ("Westshore") (the "Fording-Teck Combination") and, if the Amended Arrangement Resolution is passed, three other ordinary resolutions: a Unitholder Rights Plan Resolution, a Key Employee Option Plan Resolution and a Resolution Appointing Auditors (with the Amended Arrangement Resolution collectively, the "Fording Resolutions"), as described in the Fording Circular.

    The Fording Resolutions will be considered at the special meeting of shareholders and optionholders of Fording originally scheduled to be held on Friday, December 20, 2002 and postponed to Friday, January 3, 2003 and at any and all adjournments or postponements thereof (the "Special Meeting").

    This Sherritt Coal Proxy Circular (the "Circular") has been prepared by Sherritt Coal Partnership II, 1546261 Ontario Limited, 1448972 Ontario Limited, Sherritt International Corporation, Ontario Teachers' Pension Plan Board ("OTPP") and Sherritt Coal Acquisition Inc. (collectively, the "Sherritt Coal Group").

           THE SHERRITT COAL GROUP IS SOLICITING PROXIES FROM YOU TO
                     VOTE AGAINST THE FORDING RESOLUTIONS.

--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR FORDING SHARES OR
                                FORDING OPTIONS,
PLEASE CALL INNISFREE M&A INCORPORATED. SHAREHOLDERS AND OPTIONHOLDERS CALL TOLL
                              FREE: 1-877-750-5837
 (ENGLISH SPEAKERS) OR 1-877-750-9499 (FRENCH SPEAKERS). BANKS AND BROKERS CALL
                            COLLECT: (212) 750-5833.

                  REASONS FOR AND PURPOSE OF THIS SOLICITATION

    On October 21, 2002, Sherritt Coal Partnership II (the "Partnership") announced its intention to make an offer to purchase all of the outstanding common shares of Fording (each, a "Fording Share") for $29.00 cash per share (the "Original Offer") and stated that it was also considering supplementing the Original Offer to give Fording shareholders the opportunity to receive exchange rights, exchangeable into income trust units, for all or a portion of their common shares of Fording. The expiry date of the Original Offer, made by Sherritt Coal Acquisition Inc. ("SCAI"), a wholly owned subsidiary of the Partnership, was set as December 27, 2002 so that it would be a "permitted bid" under Fording's Shareholder Rights Plan.

    Subsequent to the Partnership's announcement, Fording announced its intention to reorganize Fording and certain of its subsidiaries into an income trust and on November 12, 2002, Fording announced that shareholder approval for that proposed reorganization would be sought at a special meeting to be held on December 20, 2002, prior to the expiry of SCAI's Original Offer. Fording issued a management information circular in support of that proposed reorganization on November 25, 2002. The Fording-Teck Combination was announced on December 4, 2002 and Fording issued a supplement to the management information circular dated December 8, 2002 (the "Supplement").

    On December 12, 2002, the Partnership announced its intention to cause SCAI to enhance its offer (the "Enhanced Offer") to purchase all outstanding Fording Shares. As described in the Partnership's December 12, 2002 press release (the "Press Release"), for each Fording Share, Fording shareholders will be offered the choice, subject to proration, of cash or rights exchangeable into income trust units. Fording shareholders will be receiving shortly a Notice of Variation of Offer and an amended and restated Offer and Take-Over Bid Circular (the "Enhanced Offer Documents"), which will describe the Enhanced Offer in greater detail, including the conditions thereto. Late on December 12, 2002, Fording announced that the special meeting of Shareholders originally scheduled for December 20, 2002 had been postponed to January 3, 2003, prior to the expiry of the Enhanced Offer.

    We believe that the Enhanced Offer, as summarized in the Press Release, presents a proposal to Fording shareholders that is superior to the Fording-Teck Combination. We encourage you to read the Enhanced Offer Documents when you receive them and draw your own conclusions.

       THE SHERRITT COAL GROUP IS SOLICITING PROXIES AGAINST THE FORDING
                                  RESOLUTIONS.

    The Press Release states that SCAI's Enhanced Offer will be conditional upon the Amended Arrangement Resolution not being approved by Fording shareholders at the Special Meeting. If the Enhanced Offer is withdrawn, Fording shareholders will lose the opportunity to consider, and deposit their Fording Shares to, the Enhanced Offer. Since we believe that the Enhanced Offer provides Fording shareholders with a proposal superior to the Fording-Teck Combination, we urge you to VOTE AGAINST the Fording Resolutions. FORDING SECURITYHOLDERS MUST REJECT THE AMENDED ARRANGEMENT RESOLUTION TO TAKE ADVANTAGE OF THE SUPERIOR PROPOSAL OFFERED BY SCAI IN THE ENHANCED OFFER.

    YOUR VOTE AGAINST THE FORDING RESOLUTIONS IS VERY IMPORTANT TO THE FUTURE OF FORDING AND THE VALUE THAT SHAREHOLDERS WILL REALIZE ON THEIR INVESTMENT IN FORDING.

--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR FORDING SHARES OR
                                FORDING OPTIONS,
PLEASE CALL INNISFREE M&A INCORPORATED. SHAREHOLDERS AND OPTIONHOLDERS CALL TOLL
                              FREE: 1-877-750-5837
 (ENGLISH SPEAKERS) OR 1-877-750-9499 (FRENCH SPEAKERS). BANKS AND BROKERS CALL
                            COLLECT: (212) 750-5833.

HOW TO VOTE AGAINST THE FORDING RESOLUTIONS

    If, after reading this Circular, you agree with the Sherritt Coal Group that the Fording-Teck Combination will not provide Fording securityholders with a superior return on their investment in Fording, please:

    - "VOTE AGAINST" the Amended Arrangement Resolution

and, if you are a Fording shareholder please also:

    - "VOTE AGAINST" the Unitholder Rights Plan Resolution

    - "VOTE AGAINST" the Key Employee Option Plan Resolution, and

    - "WITHHOLD VOTE" on the Resolution Appointing Auditors

by following the instructions on page 5 below.

    YOU MAY RETURN A PROXY SOLICITED BY REPRESENTATIVES OF THE SHERRITT COAL GROUP EVEN IF YOU HAVE PREVIOUSLY DEPOSITED A FORM OF MANAGEMENT PROXY OR ANOTHER FORM OF PROXY.

    If you are a registered shareholder or an optionholder of Fording, see "Appointment of Proxies" and "Revocation of Proxies" at pages 4 and 6 of this Circular for more information about the appointment and revocation of proxies and for instructions on completing and returning proxy forms.

    If you beneficially own your Fording Shares but are not the registered holder, see "Non-Registered (Beneficial) Holders of Fording Shares" at page 6 of this Circular for important information about how to appoint a representative of the Sherritt Coal Group as proxyholder for your Fording Shares.

                   INFORMATION ABOUT THE SHERRITT COAL GROUP

ABOUT SHERRITT COAL PARTNERSHIP II, 1546261 ONTARIO LIMITED AND 1448972 ONTARIO
  LIMITED

    Sherritt Coal Partnership II was formed under the laws of Ontario on October 21, 2002 for the purpose of making a take-over bid for all outstanding Fording Shares. The Partnership has not otherwise carried on any material business activity.

    The two partners of the Partnership are 1546261 Ontario Limited, a wholly-owned subsidiary of Sherritt, and 1448972 Ontario Limited, a wholly-owned subsidiary of OTPP. Neither 1546261 Ontario Limited nor 1448972 Ontario Limited carries on any material business activity other than activities related to holding their respective interests in the Partnership. The offices of the Partnership and of 1546261 Ontario Limited are located at 1133 Yonge Street, Toronto, Ontario, M4T 2Y7. The offices of 1448972 Ontario Limited are located at 5650 Yonge Street, Toronto, Ontario, M2M 4H5.

    As at the date of this Circular, none of the Partnership, 1546261 Ontario Limited or 1448972 Ontario Limited owns, beneficially owns or exercises control or direction over any Fording Shares or holds any options to acquire Fording Shares (each a "Fording Option").

ABOUT SHERRITT INTERNATIONAL CORPORATION

    Sherritt International Corporation ("Sherritt") is a diversified Canadian resource company with assets of approximately $2 billion that operates in Canada and internationally. Sherritt, directly and through its subsidiaries, has a 50% interest in Luscar Energy Partnership, which owns Luscar Ltd., Canada's largest coal producer, 50% of a vertically-integrated nickel/cobalt metals business, an oil and gas exploration, development and production business with reserves in Cuba and elsewhere, and 49.7% of Sherritt Power Corporation, which finances, constructs and operates gas-fired electricity generation plants in Cuba. Sherritt also has interests in cellular telecommunications, soybean-based food-processing, agriculture and tourism in Cuba. The principal office of Sherritt is located at 1133 Yonge Street, Toronto, Ontario, M4T 2Y7.

    As at the date of this Circular, Sherritt does not own, beneficially own or exercise control or direction over any Fording Shares or hold any Fording Options.

ABOUT ONTARIO TEACHERS' PENSION PLAN BOARD

    Ontario Teachers' Pension Plan Board is responsible for the retirement income of approximately 154,000 elementary and secondary school teachers and 88,000 retired teachers. Since 1990, OTPP's assets have grown from $17 billion to over $68 billion as of December 31, 2001, representing an average annual return of 11.7%. OTPP also has a 50% interest in Luscar Energy Partnership. The offices of OTPP are located at 5650 Yonge Street, Toronto, Ontario, M2M 4H5.

    As at the date of this Circular, OTPP beneficially owns 3,150,260 Fording Shares, representing approximately 6.2% of the total number of Fording Shares outstanding as at that date. As at the date of this Circular, OTPP does not hold any Fording Options. OTPP believes that the SCAI Enhanced Offer is superior to the Fording-Teck Combination and intends to vote all of the Fording Shares owned by it:

    - AGAINST the Amended Arrangement Resolution

    - AGAINST the Unitholder Rights Plan Resolution

    - AGAINST the Key Employee Option Plan Resolution, and

    - WITHHOLD on the Resolution Appointing Auditors.

ABOUT SHERRITT COAL ACQUISITION INC.

    Sherritt Coal Partnership II incorporated SCAI under the laws of Canada on October 24, 2002 for the purpose of making the take-over bid for all outstanding Fording Shares. SCAI has not otherwise carried on any material business activity. The Partnership is the owner of all the issued and outstanding shares of SCAI. The principal office of SCAI is located at 1133 Yonge Street, Toronto, Ontario, M4T 2Y7.

    As at the date of this Circular, SCAI does not own, beneficially own or exercise control or direction over any Fording Shares or hold any Fording Options.

HOW THE SHERRITT COAL GROUP WILL VOTE

    The representatives of the Sherritt Coal Group named in the enclosed YELLOW and WHITE forms of proxy intend, unless instructed otherwise, to cast the votes represented by each such proxy:

    - AGAINST the Amended Arrangement Resolution

    - AGAINST the Unitholder Rights Plan Resolution

    - AGAINST the Key Employee Option Plan Resolution, and

    - WITHHOLD on the Resolution Appointing Auditors.

                           GENERAL PROXY INFORMATION

APPOINTMENT OF PROXIES

    The persons named as proxyholders in the accompanying forms of proxy are Geoffrey D. Creighton, or failing him, James C. Tory, or failing him, Donald R. Leitch. Mr. Creighton and Mr. Tory are counsel to the Sherritt Coal Group at Torys LLP in Toronto, Ontario and Mr. Leitch is counsel to the Sherritt Coal Group at Carscallen Lockwood LLP in Calgary, Alberta.

    A SHAREHOLDER OR OPTIONHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER OR OPTIONHOLDER OF FORDING) OTHER THAN THE PERSONS DESIGNATED IN THE FORMS OF PROXY PROVIDED TO THAT SHAREHOLDER OR OPTIONHOLDER AS APPLICABLE, TO REPRESENT THE SHAREHOLDER OR OPTIONHOLDER AT THE SPECIAL MEETING. YOU MAY EXERCISE THIS RIGHT BY INSERTING THE NAME OF THE PERSON YOU WISH TO APPOINT AS YOUR REPRESENTATIVE IN THE BLANK SPACE PROVIDED IN THE APPLICABLE FORM OF PROXY OR BY SUBMITTING ANOTHER APPROPRIATE FORM OF PROXY. If you beneficially own your Fording Shares but are not the registered holder, see "Non-Registered (Beneficial) Holders of Fording Shares" at page 6 of this Circular for important information about how to appoint a representative of the Sherritt Coal Group as proxyholder for your Fording Shares.

    A properly completed form of proxy will automatically revoke an earlier form of proxy deposited by you in respect of the Special Meeting. If you are a registered shareholder or an optionholder you may also revoke your management proxy or any other form of proxy previously given by you by attending the Special Meeting and indicating your wish to vote in person.

IF YOU ARE A REGISTERED SHAREHOLDER OR OPTIONHOLDER:

Please sign, and date the enclosed YELLOW form of proxy (if you are a shareholder) and/or the enclosed WHITE form of proxy (if you are an optionholder) and return it today, by fax and then in the enclosed postage-paid envelope, to CIBC Mellon Trust Company:

             IN THE UNITED STATES:                                IN CANADA:
           CIBC Mellon Trust Company                       CIBC Mellon Trust Company
               P.O. Box 32718                           200 Queen's Quay East, Unit #6
               Detroit, Michigan                               Toronto, Ontario
                  48232-9890                                       M5A 4K9
                                  ATTENTION: PROXY DEPARTMENT
                         Telephone: 1-800-387-0825 or (416) 643-5500
                                     Fax: (416) 368-2502

To allow sufficient time for your proxy to be delivered for use at the Special Meeting, we urge you to sign, date and return your proxy so that it is received BY 5:00 P.M. (MOUNTAIN STANDARD
TIME) ON MONDAY, DECEMBER 30, 2002, or if the Special Meeting is further postponed or adjourned, 55 hours (excluding Saturdays, Sundays and holidays) before the time appointed for any adjourned or postponed meeting. The Sherritt Coal Group will also make every effort to deliver proxies received after that time for use at the Special Meeting.

Note: If you are both a registered shareholder AND an optionholder of Fording, you will have received both a YELLOW form of proxy and a WHITE form of proxy and we urge you to complete, sign and deliver BOTH the YELLOW and WHITE forms of proxy as requested by this Circular.

TO ENSURE WE GET YOUR PROXY IN TIME TO VOTE YOUR SHARES AND/OR OPTIONS AT THE SPECIAL MEETING,
PLEASE BOTH FAX AND PHYSICALLY DELIVER YOUR PROXY TO CIBC MELLON TRUST COMPANY AS SET OUT
ABOVE.

IF YOU ARE A NON-REGISTERED (BENEFICIAL) OWNER:

To allow sufficient time for your proxy to be delivered for use at the Special Meeting, please sign, date and return your proxy or voting instruction form today pursuant to your intermediary's instructions. Please see the section "Non-Registered (Beneficial) Holders of
Fording Shares" on page 6 for additional details. IT IS IMPORTANT THAT YOU ACT PROMPTLY.

--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR FORDING SHARES OR
                                FORDING OPTIONS,
PLEASE CALL INNISFREE M&A INCORPORATED. SHAREHOLDERS AND OPTIONHOLDERS CALL TOLL
                              FREE: 1-877-750-5837
 (ENGLISH SPEAKERS) OR 1-877-750-9499 (FRENCH SPEAKERS). BANKS AND BROKERS CALL
                            COLLECT: (212) 750-5833.

REVOCATION OF PROXIES

    If you are a registered shareholder or optionholder of Fording and you have given a proxy, you may revoke it:

    1. by completing and signing a valid proxy bearing a later date and returning it to CIBC Mellon Trust Company as described above; or

    2. by depositing an instrument in writing executed by you or by your attorney authorized in writing, as the case may be: (i) at the registered office of Fording at any time up to and including the last business day preceding the day of the Special Meeting, or any adjournment of the Special Meeting, at which the proxy is to be used, or (ii) with the chair of the Special Meeting prior to its commencement on the day of the Special Meeting or any adjournment of the Special Meeting; or

    3.  in any other manner permitted by law.

    If you beneficially own your Fording Shares, see "Non-Registered (Beneficial) Holders of Fording Shares" at pages 6 - 7 of this Circular for instructions on how to revoke any proxies you previously deposited.

VOTING OF FORDING SHARES AND FORDING OPTIONS REPRESENTED BY PROXY

    The Sherritt Coal Group representatives designated in a proxy deposited by you as provided in this Circular will vote or withhold from voting your Fording Shares or Fording Options represented by that proxy in accordance with your instructions on any ballot that may be called.

    Where you specify a choice with respect to voting, your Fording Shares or Fording Options will be voted accordingly. IF YOU DO NOT SPECIFY A CHOICE IN AN OTHERWISE VALID PROXY, YOUR FORDING SHARES AND/OR FORDING OPTIONS TO WHICH THE PROXY PERTAINS WILL BE VOTED:

    - AGAINST THE AMENDED ARRANGEMENT RESOLUTION

AND ANY FORDING SHARES TO WHICH THE PROXY PERTAINS WILL ALSO BE VOTED:

    - AGAINST THE UNITHOLDER RIGHTS PLAN RESOLUTION

    - AGAINST THE KEY EMPLOYEE OPTION PLAN RESOLUTION, AND

    - WITHHOLD ON THE RESOLUTION APPOINTING AUDITORS

    THE ENCLOSED FORMS OF PROXY CONFER DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN TO VOTE IN THE JUDGMENT OF THOSE PERSONS IN RESPECT OF AMENDMENTS OR VARIATIONS, IF ANY, TO MATTERS IDENTIFIED IN FORDING'S NOTICE OF SPECIAL MEETING DATED NOVEMBER 20, 2002 (THE "NOTICE OF SPECIAL MEETING") AND THE SUPPLEMENT AND OTHER MATTERS, IF ANY, WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING. The Sherritt Coal Group knows of no other matters to come before the Special Meeting other than as set forth above. Should any other matters properly come before the Special Meeting, the Fording Shares and/or Fording Options represented by the relevant proxies will be voted on those matters in accordance with the judgment of the Sherritt Coal Group proxyholders.

--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR FORDING SHARES OR
                                FORDING OPTIONS,
PLEASE CALL INNISFREE M&A INCORPORATED. SHAREHOLDERS AND OPTIONHOLDERS CALL TOLL
                              FREE: 1-877-750-5837
 (ENGLISH SPEAKERS) OR 1-877-750-9499 (FRENCH SPEAKERS). BANKS AND BROKERS CALL
                            COLLECT: (212) 750-5833.

NON-REGISTERED (BENEFICIAL) HOLDERS OF FORDING SHARES

    Only registered holders of Fording Shares and Fording optionholders, or the persons they appoint as their proxies, are entitled to vote at the Special Meeting. However, in many cases, Fording Shares beneficially owned by a holder (a "Non-Registered Holder") are registered either:

    1. in the name of an intermediary (each an "Intermediary") that the Non-Registered Holder deals with in respect of the Fording Shares. Intermediaries include banks, trust companies, securities dealers or brokers, and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

    2. in the name of a depository (such as The Canadian Depository for Securities Limited in Canada or Cede & Co. in the United States).

    The Sherritt Coal Group has distributed copies of this Circular and the YELLOW form of proxy to the intermediaries or their designates for onward distribution to Non-Registered Holders. Intermediaries are required to forward copies of this Circular and a form of proxy or voting instruction form to Non-Registered Holders. If you are a Non-Registered Holder and have received these materials, please sign and return the form of proxy or voting instruction form in accordance with the directions provided by your Intermediary.

    WITHOUT SPECIFIC INSTRUCTIONS, INTERMEDIARIES ARE PROHIBITED FROM VOTING SHARES FOR THEIR CLIENTS. THEREFORE, NON-REGISTERED HOLDERS SHOULD ENSURE THAT INSTRUCTIONS RESPECTING THE VOTING OF THEIR FORDING SHARES ARE COMMUNICATED TO THE APPROPRIATE PERSON BY THE APPROPRIATE TIME. A NON-REGISTERED HOLDER CANNOT USE A VOTING INSTRUCTION FORM TO VOTE FORDING SHARES DIRECTLY AT THE SPECIAL MEETING. VOTING INSTRUCTIONS MUST BE RETURNED SUFFICIENTLY IN ADVANCE OF THE SPECIAL MEETING TO HAVE THOSE FORDING SHARES VOTED.

    The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the Fording Shares they beneficially own. IF YOU ARE A NON-REGISTERED HOLDER, YOU HAVE THE RIGHT TO ATTEND AND VOTE YOUR FORDING SHARES DIRECTLY AT THE SPECIAL MEETING. If you are a Non-Registered Holder and you wish to attend and vote your Fording Shares at the Special Meeting (or have a person other than those named in the attached YELLOW form of proxy attend and vote on your behalf), you should insert your name (or the name of the person who you wish to designate to attend and vote on your behalf) in the blank space provided or, where a voting instruction form is provided, follow the corresponding instructions on the form. IN EITHER CASE, YOU SHOULD CAREFULLY AND PROMPTLY FOLLOW THE INSTRUCTIONS OF YOUR INTERMEDIARY AND ITS SERVICE COMPANY.

    A Non-Registered Holder may revoke a form of proxy or voting instruction form given to an Intermediary at any time by written notice to the Intermediary in accordance with the instructions given to the Non-Registered Holder by its Intermediary.

SOLICITATION OF PROXIES

    This solicitation is made by the members of the Sherritt Coal Group. Proxies may be solicited by mail, telephone, telecopier or other electronic means and in person by directors, officers and employees of the members of the Sherritt Coal Group who will not be specifically remunerated therefor. The cost incurred in the preparation and mailing of this Circular and the solicitation will be borne directly and indirectly by certain members of the Sherritt Coal Group.

    The Partnership has retained Innisfree M&A Incorporated to provide proxy solicitation services and other analytical services as required. The anticipated costs to be incurred by the Sherritt Coal Group relating to the solicitation of proxies hereunder, including, without limitation advisor fees, the preparation and printing of the Circular and other out-of-pocket expenses are expected to aggregate approximately $2.5 million.

    National Bank Financial Inc. and BMO Nesbitt Burns Inc. and their respective U.S. affiliates (the "Dealer Managers") have agreed to form a soliciting dealer group to assist in the solicitation of proxies in favour of the Sherritt Coal Group. Each member of this soliciting dealer group, including each of the Dealer Managers, is referred to herein as a "Soliciting Dealer". Each Soliciting Dealer whose name appears in the designated space on the enclosed form of proxy representing at least 400 Fording Shares and/or Fording Options and specifying that the Fording Shares or Fording Options represented by that proxy shall be voted against the Amended

Arrangement Resolution will receive a fee of $0.20 per Fording Share or Fording Option, as the case may be, so voted, subject to a minimum of $85.00 per beneficial holder and a maximum of $1500.00 per beneficial holder.

    No person is authorized to give information or to make any representations other than those contained in this Circular and, if given or made, such information or representations must not be relied upon as having been authorized to be given or made.

           OUTSTANDING FORDING SHARES AND OPTIONS; PRINCIPAL HOLDERS

FORDING SHARES AND OPTIONS OUTSTANDING

    According to the Fording Circular, there were 50,656,443 Fording Shares and 532,428 Fording Options outstanding on November 15, 2002, the date of the information in the Fording Circular. As well, the Fording Circular discloses that there are additional Fording Options held by former Canadian Pacific Limited optionholders to purchase an additional 243,606 Fording Shares, as a result of the transaction completed on October 1, 2001 pursuant to which Fording became a publicly traded corporation having previously been owned by a single shareholder, Canadian Pacific Limited.

    In determining the number of outstanding Fording Shares and Fording Options, the Sherritt Coal Group has assumed that the number of outstanding Fording Shares and Fording Options has not changed since November 15, 2002, the date of the information in the Fording Circular.

    Each Fording Share and Fording Option carries the right to one vote at the Special Meeting.

PRINCIPAL HOLDERS

    Information regarding the beneficial ownership, control or direction over securities of Fording not held by members of Sherritt Coal Group is not within the knowledge of the Sherritt Coal Group. Please refer to the Fording Circular for this information.

    As of the date of this Circular, the only member of the Sherritt Coal Group that beneficially owns, controls or directs securities of Fording is OTPP. OTPP beneficially owns 3,150,260 Fording Shares, representing approximately 6.2% of the total number of Fording Shares outstanding as at that date. OTPP believes that the Enhanced Offer is superior to the Fording-Teck Combination and intends to vote all of the Fording Shares owned by it AGAINST the Fording Resolutions.

SHAREHOLDERS AND OPTIONHOLDERS ENTITLED TO VOTE

    Fording has announced that each Fording shareholder and optionholder of record at the close of business on November 19, 2002 (the "Record Date"), the record date established for notice of the Special Meeting and for voting in respect of the Special Meeting, will be entitled to one vote for each Fording Share and one vote for each Fording Option held on each matter to come before the Special Meeting.

    If you were a shareholder of Fording on November 19, 2002, the record date for the Special Meeting, you will retain your right to vote your Fording Shares at the Special Meeting and may return a proxy or voting instruction card in favour of representatives of the Sherritt Coal Group even if you deposit those Fording Shares pursuant to the Enhanced Offer.

         EXECUTIVE COMPENSATION, INDEBTEDNESS AND MANAGEMENT CONTRACTS

    Information regarding the compensation of executives of Fording, the indebtedness of Fording's directors and officers or their respective associates and about management contracts that may be in place at Fording is not within the knowledge of the Sherritt Coal Group. Please refer to the Fording Circular for this information.

                       INTEREST IN MATERIAL TRANSACTIONS

    Other than in connection with the Enhanced Offer or as otherwise disclosed in this Circular, to the knowledge of the members of the Sherritt Coal Group, none of the members of the Sherritt Coal Group nor any of the partners, directors, board members, management committee members or officers of any member of the Sherritt Coal Group, nor any associate or affiliate of any of the foregoing, has:

    - any material interest, direct or indirect, in any transaction since the beginning of Fording's last completed financial year or in any proposed transaction that has materially affected or will materially affect Fording or any of its subsidiaries;

    - any contract, arrangement or understanding with another person with respect to future employment by Fording or any of its affiliates, or future transactions to which Fording or any of its affiliates will or may be a party; or

    - any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Special Meeting.

              OTHER INFORMATION CONCERNING THE SHERRITT COAL GROUP

    Certain additional information concerning the members of the Sherritt Coal Group required to be disclosed pursuant to the CANADA BUSINESS CORPORATIONS ACT and applicable securities legislation is set out in Schedule "A" to this Circular.

                     INFORMATION CONTAINED IN THIS CIRCULAR

    Certain information concerning Fording, Teck Cominco Limited and Westshore Terminals Income Fund contained in this Circular has been taken from or is based upon publicly available documents or records on file with Canadian securities regulatory authorities (including the Fording Circular) and other public sources. Although the members of the Sherritt Coal Group have no knowledge that would indicate that any statements contained in this Circular that are taken from or based upon those documents and records or other public sources are untrue or incomplete, the members of the Sherritt Coal Group do not assume and expressly disclaim any responsibility for the accuracy or completeness of the information taken from or based upon those documents, records and other public sources, or for any failure by Fording to disclose publicly events or facts that may have occurred or that may affect the significance or accuracy of any such information, but that are unknown to the Sherritt Coal Group or its members.

    The information contained in this Circular is given as at November 26, 2002, except where otherwise noted. Unless otherwise indicated, all amounts in this Circular are stated in Canadian dollars.

    This Circular does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of an offer or proxy solicitation. The delivery of this Circular will not under any circumstances, create an implication that there has been no change in the information set forth herein since the date as of which such information is given in this Circular.

                                  SCHEDULE "A"
              ADDITIONAL INFORMATION ABOUT THE SHERRITT COAL GROUP

    If you contact the Corporate Secretary of Sherritt at 1133 Yonge Street, Toronto, Ontario M4T 2Y7, Sherritt will provide you (at no charge) with a copy in English and/or French as requested, of:

    - Sherritt's current Annual Information Form, with a copy of any document or partial document incorporated by reference therein;

    - Sherritt's most recently filed comparative annual financial statements (together with the accompanying report of the auditor);

    - Sherritt's interim financial statements for the periods ending March 31, June 30 and September 30, 2002; and/or

    - Sherritt's management information circular for its May 30, 2002 annual meeting of shareholders.

    You may also access these documents at WWW.SEDAR.COM. To do so, go to WWW.SEDAR.COM, click on "Company Profiles", then click on "S", scroll down and select "Sherritt International Corporation", then select "View this Company's Public Documents". A chronological listing of all Sherritt's public documents, in English and French, will be displayed.

DIRECTORS AND OFFICERS OF THE MEMBERS OF THE SHERRITT COAL GROUP

    The name, address and present principal occupation of the directors, board members, management committee members and officers of the members of the Sherritt Coal Group are given in the table below.

                                                                                         NUMBER OF
                                                                                       FORDING SHARES
                                                                                     BENEFICIALLY OWNED
NAME AND ADDRESS                PRINCIPAL OCCUPATION AT PRESENT                       OR CONTROLLED(1)
----------------                -------------------------------                      ------------------
SHERRITT INTERNATIONAL CORPORATION

Ian W. Delaney................  Chairman of the Board                                     --
(Toronto, Ontario)              Sherritt International Corporation

Daniel P. Owen,...............  Chairman and Chief Executive Officer                      --
(Toronto, Ontario)              Molin Holdings Limited(2)

Rupert Pennant-Rea............  Chairman                                                  --
(London, United Kingdom)        The Stationary Office Holdings Ltd.(3)

Sir Patrick Sheehy............  Chairman                                                  --
(London, United Kingdom)        Perpetual Income and Growth Investment plc(4)

Dennis G. Maschmeyer..........  President and Chief Executive Officer                     --
(Bruderheim, Alberta)           Sherritt International Corporation

Patrice Merrin Best...........  Executive Vice President and Chief Operating              --
(Toronto, Ontario)              Officer
                                Sherritt International Corporation

Samuel W. Ingram..............  Senior Vice President, General Counsel                    --
(Etobicoke, Ontario)            and Corporate Secretary
                                Sherritt International Corporation

--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR FORDING SHARES OR
                                FORDING OPTIONS,
PLEASE CALL INNISFREE M&A INCORPORATED. SHAREHOLDERS AND OPTIONHOLDERS CALL TOLL
                              FREE: 1-877-750-5837
 (ENGLISH SPEAKERS) OR 1-877-750-9499 (FRENCH SPEAKERS). BANKS AND BROKERS CALL
                            COLLECT: (212) 750-5833.

                                                                                         NUMBER OF
                                                                                       FORDING SHARES
                                                                                     BENEFICIALLY OWNED
NAME AND ADDRESS                PRINCIPAL OCCUPATION AT PRESENT                       OR CONTROLLED(1)
----------------                -------------------------------                      ------------------
Barry L. Hatt.................  Senior Vice President, Oil and Gas                        --
(Calgary, Alberta)              Sherritt International Corporation

Jowdat Waheed.................  Senior Vice President, Finance                            --
(Toronto, Ontario)              and Chief Financial Officer
                                Sherritt International Corporation

Michael E. Chalkley...........  Senior Vice President, Metals Operations                  --
(St. Albert, Alberta)           Sherritt International Corporation

Robert Danelesko..............  Vice President, Business Development                      --
(Toronto, Ontario)              Sherritt International Corporation

Subhash C. Karkhanis..........  Vice President, Metals Production                         --
(Sherwood Park, Alberta)        Sherritt International Corporation

Robb LaBranche................  Vice President, Telecommunications                        --
(Fort Saskatchewan, Alberta)    Sherritt International Corporation

Ernest Lalonde................  Vice President, Investor Relations and Corporate          --
(Toronto, Ontario)              Affairs
                                Sherritt International Corporation

Brian A. McClelland...........  Vice President, Human Resources                           --
(St. Albert, Alberta)           Sherritt International Corporation

Guy Bentinck..................  Controller                                                --
(Toronto, Ontario)              Sherritt International Corporation

Robert J. Reid................  Treasurer                                                 --
(Unionville, Ontario)           Sherritt International Corporation

ONTARIO TEACHERS' PENSION PLAN BOARD

Jalynn H. Bennett.............  President                                                    1750
(Toronto, Ontario)              Jalynn H. Bennett & Associates Ltd.(5)

Geoffrey Clarkson.............  Corporate Director                                        --
(Toronto, Ontario)

Judith Ann Finlayson..........  Self-employed journalist, speaker, freelance editor       --
(Toronto, Ontario)              and consultant

Lucy G. Greene................  Corporate Director                                        --
(Penetang, Ontario)

Robert W. Korthals............  Corporate Director                                        --
(Toronto, Ontario)

John S. Lane..................  Corporate Director                                        --
(Toronto, Ontario)

Ralph E. Lean, Q.C............  Corporate and Commercial Lawyer                           --
(Richmond Hill, Ontario)        Cassels Brock & Blackwell LLP(6)

Guy Matte.....................  Corporate Director                                        --
(Orleans, Ontario)

Gary Porter...................  Chartered Accountant                                      --
(Toronto, Ontario)              G.A. Porter, C.A., associated with Porter Hetu
                                International(7)

                                                                                         NUMBER OF
                                                                                       FORDING SHARES
                                                                                     BENEFICIALLY OWNED
NAME AND ADDRESS                PRINCIPAL OCCUPATION AT PRESENT                       OR CONTROLLED(1)
----------------                -------------------------------                      ------------------
Roger I. Barton...............  Vice-President, General Counsel & Secretary               --
(Toronto, Ontario)              Ontario Teachers' Pension Plan Board

Robert G. Bertram.............  Executive Vice-President, Investments                          83
(Aurora, Ontario)               Ontario Teachers' Pension Plan Board

Leo de Bever..................  Senior Vice-President, Research & Economics               --
(Richmond Hill, Ontario)        Ontario Teachers' Pension Plan Board

John M. Brennan...............  Vice-President, Human Resources & Public Affairs          --
(Etobicoke, Ontario)            Ontario Teachers' Pension Plan Board

Russell A. Bruch..............  Vice-President, Research & Economics                      --
(Mississauga, Ontario)          Ontario Teachers' Pension Plan Board

Marcus Dancer.................  Vice-President, Quantitative Investments                  --
(Toronto, Ontario)              Ontario Teachers' Pension Plan Board

Bruce Ford....................  Vice-President, International Equity Indices              --
(Toronto, Ontario)              & Foreign Exchange
                                Ontario Teachers' Pension Plan Board

Zev Frishman..................  Vice-President, International Equity & Portfolio          --
(Toronto, Ontario)              Analytics
                                Ontario Teachers' Pension Plan Board

Brian J. Gibson...............  Senior Vice-President, Global Active Equities             --
(Toronto, Ontario)              Ontario Teachers' Pension Plan Board

Andrew L. Jones...............  Vice-President, Finance                                   --
(Toronto, Ontario)              Ontario Teachers' Pension Plan Board

Wayne A. Kozun................  Vice-President, Tactical Asset Allocation                 --
(Toronto, Ontario)              & Real Return Assets
                                Ontario Teachers' Pension Plan Board

Claude Lamoureux..............  President & Chief Executive Officer                       --
(Toronto, Ontario)              Ontario Teachers' Pension Plan Board

James W. Leech................  Senior Vice-President, Merchant Banking                   --
(Toronto, Ontario)              Ontario Teachers' Pension Plan Board

Mark MacDonald................  Vice-President, Merchant Banking                          --
(Toronto, Ontario)              Ontario Teachers' Pension Plan Board

Peter H. Maher................  Vice-President, Audit Services                            --
(Oakville, Ontario)             Ontario Teachers' Pension Plan Board

P. Morgan McCague.............  Senior Vice-President, Quantitative Investments           --
(Whitby, Ontario)               Ontario Teachers' Pension Plan Board

Rosemarie McClean.............  Vice-President, Client Services                           --
(Markham, Ontario)              Ontario Teachers' Pension Plan Board

Dean Metcalf..................  Vice-President, Merchant Banking                          --
(Toronto, Ontario)              Ontario Teachers' Pension Plan Board

Ronald W. Mock................  Vice-President, Alternative Investments                   --
(Toronto, Ontario)              Ontario Teachers' Pension Plan Board

                                                                                         NUMBER OF
                                                                                       FORDING SHARES
                                                                                     BENEFICIALLY OWNED
NAME AND ADDRESS                PRINCIPAL OCCUPATION AT PRESENT                       OR CONTROLLED(1)
----------------                -------------------------------                      ------------------
Phil Nichols..................  Vice-President, Management Information Services           --
(Newmarket, Ontario)            Member Services
                                Ontario Teachers' Pension Plan Board

Neil J. Petroff...............  Senior Vice-President, Fixed Income, International        --
(Toronto, Ontario)              Equities & Foreign Exchange
                                Ontario Teachers' Pension Plan Board

Allan J. Reesor...............  Executive Vice-President, Member Services & Chief         --
(Toronto, Ontario)              Information Officer
                                Ontario Teachers' Pension Plan Board

Sean Rogister.................  Vice-President, Fixed Income                              --
(Toronto, Ontario)              Ontario Teachers' Pension Plan Board

Lee Sienna....................  Vice-President, Merchant Banking                          --
(Oakville, Ontario)             Ontario Teachers' Pension Plan Board

Rosemary D. Zigrossi..........  Vice-President, Merchant Banking                          --
(Toronto, Ontario)              Ontario Teachers' Pension Plan Board

Barbara M. Zvan...............  Vice-President, Asset Mix & Risk                          --
(Toronto, Ontario)              Ontario Teachers' Pension Plan Board

1546261 ONTARIO LIMITED

Abraham N. Rubinfeld..........  Senior Corporate Counsel                                  --
(Burlington, Ontario)           Sherritt International Corporation

Andrew C. Hancharyk...........  Associate Counsel                                         7
(Toronto, Ontario)              Sherritt International Corporation

Dennis G. Maschmeyer, Jowdat Waheed, Patrice Merrin Best, Samuel W. Ingram, Guy Bentinck, Robert Reid
and Robert Danelesko are also directors and/or officers of 1546261 Ontario Limited.

1448972 ONTARIO LIMITED

Robert Bertram, Brian J. Gibson and Roger I. Barton are directors and/or officers of 1448972 Ontario
Limited.

SHERRITT COAL ACQUISITION INC.

Trevor M. Apperley............  Director, Relationship Investments                        --
(Calgary, Alberta)              Ontario Teachers' Pension Plan Board

Dennis G. Maschmeyer, Jowdat Waheed and Samuel W. Ingram are also directors and/or officers of SCAI.

SHERRITT COAL PARTNERSHIP II

Ian W. Delaney, Trevor M. Apperley, Dennis G. Maschmeyer and Jowdat Waheed are members of the management committee of the Partnership.

------------

(1) Except as disclosed in this Circular, none of the partners, directors, board members, management committee members or officers of any member of the Sherritt Coal Group or any of their respective affiliates or associates has any interest in securities of Fording.

(2) Investment capital management company, 71 Roxborough St. West, Toronto, Ontario M5R 1T9

(3) Publishing company, 51 Nine Elms Lane, London U.K. SW8 5DR

(4) Investment company, 11 Eldon Road, London U.K. W8 5PU

(5) Consulting firm, 247 Davenport Road, Suite 303, Toronto, Ontario M5R 1J9

(6) Law firm, Scotia Plaza, Suite 2100, 40 King Street West, Toronto, Ontario M5H 3C2

(7) Public accountant, 439 University Avenue, Suite 820, Toronto, Ontario
    M5G 1Y8

PURCHASES AND SALES BY THE SHERRITT COAL GROUP IN SECURITIES OF FORDING

    No securities of Fording have been traded during the two (2) years preceding December 12, 2002 by any member of the Sherritt Coal Group or any partner, director, board member, management committee member or officer of any member of the Sherritt Coal Group, or to the knowledge of the partners, directors, board members, management committee member and officers of each member of the Sherritt Coal Group, by any associate or affiliate of any member of the Sherritt Coal Group or by any associate of any partner, director, board member, management committee member or officer of any member of the Sherritt Coal Group, except for the following purchases and sales of Fording Shares:

                                                                                            PRICE PER
                                                                                          SHARE (CDN $)
                                                            PURCHASE     NUMBER       (INCLUDING COMMISSION
PERSON                             PURCHASE OR SALE DATE    OR SALE*    OF SHARES     IN THE CASE OF OTPP)
------                             ---------------------    --------    ---------    -----------------------
OTPP.............................  October 10, 2002         Purchase       9,000             22.96
OTPP.............................  October 9, 2002          Purchase     301,100             22.93
OTPP.............................  October 9, 2002          Purchase     626,400             22.92
OTPP.............................  October 8, 2002          Purchase      24,600             23.01
OTPP.............................  October 8, 2002          Purchase       8,900             23.03
OTPP.............................  October 8, 2002          Purchase      10,000             23.03
OTPP.............................  October 8, 2002          Purchase       1,100             23.03
OTPP.............................  October 7, 2002          Purchase      13,400             22.91
OTPP.............................  October 4, 2002          Purchase      10,100             23.03
OTPP.............................  October 3, 2002          Purchase      75,500             22.43
OTPP.............................  October 3, 2002          Purchase     242,500             22.43
OTPP.............................  October 1, 2002          Purchase       5,800             22.04
OTPP.............................  October 1, 2002          Purchase       5,300             21.98
OTPP.............................  October 1, 2002          Purchase       4,800             21.79
OTPP.............................  October 1, 2002          Purchase      58,700             22.53
OTPP.............................  September 26, 2002       Purchase      26,400             23.03
OTPP.............................  September 25, 2002       Purchase      61,000             22.53
OTPP.............................  September 25, 2002       Purchase      18,000             22.25
OTPP.............................  September 24, 2002       Purchase      31,700             22.17
OTPP.............................  September 24, 2002       Purchase     189,300             22.18
OTPP.............................  September 23, 2002       Purchase       5,000             22.10
OTPP.............................  September 23, 2002       Purchase      25,100             22.17
OTPP.............................  September 20, 2002       Purchase       2,500             22.65
OTPP.............................  September 20, 2002       Purchase       3,500             22.65
OTPP.............................  September 20, 2002       Purchase       9,500             22.70
OTPP.............................  September 20, 2002       Purchase       4,300             22.70
OTPP.............................  September 20, 2002       Purchase       4,100             22.85
OTPP.............................  September 20, 2002       Purchase       2,500             22.70
OTPP.............................  September 18, 2002       Purchase      50,000             23.03
OTPP.............................  September 18, 2002       Purchase     250,000             23.03
OTPP.............................  September 13, 2002       Purchase     337,000             22.83
OTPP.............................  September 4, 2002          Sell      (141,313)            23.32
Jalynn H. Bennett................  August 27, 2002            Buy            400             23.6889
OTPP.............................  August 15, 2002            Sell       (51,600)            23.72
OTPP.............................  August 15, 2002            Sell        (1,600)            23.83
OTPP.............................  August 14, 2002            Sell        (3,600)            23.77
OTPP.............................  August 14, 2002            Sell        (2,400)            23.39
OTPP.............................  July 3, 2002               Sell        (8,100)            28.98
OTPP.............................  July 3, 2002               Sell        (8,200)            29.25
OTPP.............................  July 2, 2002               Sell       (16,100)            28.11

                                                                                            PRICE PER
                                                                                          SHARE (CDN $)
                                                            PURCHASE     NUMBER       (INCLUDING COMMISSION
PERSON                             PURCHASE OR SALE DATE    OR SALE*    OF SHARES     IN THE CASE OF OTPP)
------                             ---------------------    --------    ---------    -----------------------
OTPP.............................  June 25, 2002              Sell       (57,000)            28.27
OTPP.............................  June 5, 2002               Sell        (3,000)            32.18
OTPP.............................  June 4, 2002               Sell        (3,800)            32.09
OTPP.............................  June 4, 2002             Purchase      40,700             32.54
OTPP.............................  June 3, 2002             Purchase      57,000             32.64
OTPP.............................  May 31, 2002             Purchase       1,800             31.68
OTPP.............................  May 31, 2002             Purchase      80,500             31.63
OTPP.............................  May 3, 2002                Sell       (52,000)            30.90
OTPP.............................  March 4, 2002              Sell        (7,200)            28.79
Jalynn H. Bennett................  February 27, 2002          Buy            300             29.118
OTPP.............................  February 7, 2002           Sell           (50)            26.90
OTPP.............................  February 6, 2002           Sell       (57,800)            26.72
OTPP.............................  February 4, 2002           Sell        (6,200)            26.36
OTPP.............................  January 9, 2002            Sell       (26,000)            26.83
OTPP.............................  December 5, 2001         Purchase      57,800             27.33
OTPP.............................  December 5, 2001         Purchase      50,000             27.36
OTPP.............................  December 5, 2001         Purchase       2,500             27.32
OTPP.............................  December 4, 2001         Purchase      15,000             26.43
OTPP.............................  December 4, 2001         Purchase      35,000             26.74
OTPP.............................  November 19, 2001          Sell       (20,000)            25.97
Jalynn H. Bennett................  November 16, 2001          Buy            200             24.75
OTPP.............................  November 13, 2001          Sell       (94,300)            25.18
OTPP.............................  November 12, 2001          Sell       (30,500)            24.97
OTPP.............................  November 9, 2001           Sell        (1,000)            24.97
OTPP.............................  November 8, 2001           Sell      (346,200)            25.16
OTPP.............................  November 7, 2001           Sell      (110,500)            25.80
OTPP.............................  November 6, 2001           Sell       (25,414)            26.23
Jalynn H. Bennett................  October 23, 2001           Buy            800             23.30
OTPP.............................  October 22, 2001         Purchase       1,300             23.22
OTPP.............................  October 22, 2001         Purchase      23,700             23.63
OTPP.............................  October 9, 2001            Sell          (191)            20.97
OTPP.............................  October 9, 2001          Purchase     526,500             21.03
OTPP.............................  October 3, 2001          Purchase      44,604             20.24
OTPP.............................  October 3, 2001          Purchase      53,950             20.24
OTPP.............................  October 3, 2001          Purchase      76,891             20.24
OTPP.............................  October 3, 2001          Purchase      25,414             20.24
OTPP.............................  October 3, 2001          Purchase     666,229             20.24
OTPP.............................  October 3, 2001          Purchase      24,900             20.24
OTPP.............................  October 3, 2001          Purchase      31,540             20.24
OTPP.............................  October 3, 2001          Purchase       9,313             20.24
OTPP.............................  October 3, 2001          Purchase       3,287             20.24
OTPP.............................  October 2, 2001            Sell        (3,000)            20.04
OTPP.............................  October 2, 2001          Purchase       5,000             20.03
OTPP.............................  September 28, 2001         Sell        (1,700)            20.28
OTPP.............................  September 28, 2001       Purchase      50,000             20.03
OTPP.............................  September 28, 2001       Purchase       1,000             20.02
OTPP.............................  September 27, 2001         Sell        (4,300)            21.35
OTPP.............................  September 26, 2001         Sell        (3,200)            21.87
OTPP.............................  September 25, 2001         Sell        (2,300)            22.97

                                                                                            PRICE PER
                                                                                          SHARE (CDN $)
                                                            PURCHASE     NUMBER       (INCLUDING COMMISSION
PERSON                             PURCHASE OR SALE DATE    OR SALE*    OF SHARES     IN THE CASE OF OTPP)
------                             ---------------------    --------    ---------    -----------------------
OTPP.............................  September 25, 2001         Sell        (5,100)            21.46
OTPP.............................  September 25, 2001         Sell          (700)            21.28
OTPP.............................  September 24, 2001         Sell       (16,800)            21.75
OTPP.............................  September 21, 2001         Sell       (19,100)            22.17
OTPP.............................  September 19, 2001         Sell        (1,200)            22.13
OTPP.............................  September 18, 2001         Sell        (2,800)            22.48
OTPP.............................  September 13, 2001         Sell       (16,500)            22.36

------------

* The purchases and sales from September 13, 2001 to October 2, 2001 represent purchases and sales of Fording Shares on an "as and when issued" basis.

    To the knowledge of the members of the Sherritt Coal Group, no member of the Sherritt Coal Group, nor any partner, director, board member, management committee member or officer of any member of the Sherritt Coal Group, is, or was within the year preceding December 12, 2002, a party to a contract or an understanding with any person in respect of securities of Fording.

                                   STATEMENT

The contents and the sending of this Circular have been approved by each entity listed below.

December 12, 2002

      1546261 ONTARIO LIMITED, FOR ITSELF AND               1448972 ONTARIO LIMITED, FOR ITSELF AND
    AS A PARTNER OF SHERRITT COAL PARTNERSHIP II          AS A PARTNER OF SHERRITT COAL PARTNERSHIP II

               (Signed) JOWDAT WAHEED                               (Signed) BRIAN J. GIBSON
 Senior Vice President and Chief Financial Officer                       Vice-President

         SHERRITT INTERNATIONAL CORPORATION                   ONTARIO TEACHERS' PENSION PLAN BOARD

               (Signed) JOWDAT WAHEED                               (Signed) BRIAN J. GIBSON
 Senior Vice President and Chief Financial Officer      Senior Vice-President, Global Active Equities

                                     SHERRITT COAL ACQUISITION INC.

               (Signed) JOWDAT WAHEED                             (Signed) TREVOR M. APPERLEY
 Senior Vice President and Chief Financial Officer                          Director

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IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR FORDING SHARES OR
                                FORDING OPTIONS,
PLEASE CALL INNISFREE M&A INCORPORATED. SHAREHOLDERS AND OPTIONHOLDERS CALL TOLL
                              FREE: 1-877-750-5837
 (ENGLISH SPEAKERS) OR 1-877-750-9499 (FRENCH SPEAKERS). BANKS AND BROKERS CALL
                            COLLECT: (212) 750-5833.
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                                  CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

December 12, 2002

            1546261 ONTARIO LIMITED, FOR ITSELF AND                           1448972 ONTARIO LIMITED, FOR ITSELF AND
          AS A PARTNER OF SHERRITT COAL PARTNERSHIP II                      AS A PARTNER OF SHERRITT COAL PARTNERSHIP II

  (Signed) IAN W. DELANEY       (Signed) DENNIS G. MASCHMEYER        (Signed) BRIAN J. GIBSON        (Signed) ROBERT G. BERTRAM
          Director                         Director                          Director                         Director

               SHERRITT INTERNATIONAL CORPORATION                               ONTARIO TEACHERS' PENSION PLAN BOARD

  (Signed) IAN W. DELANEY       (Signed) DENNIS G. MASCHMEYER       (Signed) JALYNN H. BENNETT          (Signed) GARY PORTER
          Director                         Director                        Board Member                     Board Member

                                    SHERRITT COAL ACQUISITION INC.

              (Signed) JOWDAT WAHEED                             (Signed) TREVOR M. APPERLEY
                     Director                                             Director

--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR FORDING SHARES OR
                                FORDING OPTIONS,
PLEASE CALL INNISFREE M&A INCORPORATED. SHAREHOLDERS AND OPTIONHOLDERS CALL TOLL
                              FREE: 1-877-750-5837
 (ENGLISH SPEAKERS) OR 1-877-750-9499 (FRENCH SPEAKERS). BANKS AND BROKERS CALL
                            COLLECT: (212) 750-5833.
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                                 TIME IS SHORT!

                      WE URGE YOU TO VOTE AGAINST FORDING
                         MANAGEMENT'S PROPOSED PLAN OF
                               ARRANGEMENT TODAY!

    IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN EXPEDITING YOUR VOTE,
                    PLEASE CALL INNISFREE M&A INCORPORATED:

                        SHAREHOLDERS CALL TOLL-FREE AT:
                       1-877-750-5837 (ENGLISH SPEAKERS)
                        1-877-750-9499 (FRENCH SPEAKERS)

                        Banks and Brokers call collect:
                                 1-212-750-5833